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EXHIBIT 99.1

Consent of George A. Alcorn

        I hereby consent to the use of my name as a Director Nominee in the Registration Statement on Form S-1 filed by Linn Energy, LLC and the related prospectus and any amendments thereto.

Date: June 3, 2005

/s/ George A. Alcorn George A. Alcorn

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  EXHIBIT 99.1